As filed with the Securities and Exchange Commission on November 28, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE FIRST AMERICAN CORPORATION

(Exact Name of Registrant as Specified in Its Governing Instruments)

Incorporated in California	95-1068610
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1 First American Way

Santa Ana, California 92707-5913

Telephone: (714) 250-3000

(Address, including Zip Code and Telephone Number,

including Area Code, of Registrant’s Principal Executive Offices)

Kenneth D. DeGiorgio, Esq.

Senior Vice President & General Counsel

The First American Corporation

1 First American Way

Santa Ana, California 92707-5913

Telephone: (714) 250-3000

(Name, Address, including Zip Code and Telephone Number,

including Area Code, of Agent for Service)

Copies to:

James J. Moloney, Esq.

Gibson Dunn & Crutcher LLP

3161 Michelson Drive

Irvine, California 92612-4412

Telephone: (949) 451-3800

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicated by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “larger accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common shares, par value $1.00 per share	370,737

(1)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities being registered hereunder represent all of the unsold securities under the registration statement on Form S-3 filed by the registrant with the Securities and Exchange Commission on January 24, 2002 (File No. 333-81312) (the “Prior Registration Statement”). This registration statement is a replacement registration statement for the Prior Registration Statement pursuant to Rule 415(a)(6) under the Act.
(2)	Pursuant to Rule 416 under the Securities Act, this Registration Statement shall include any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of First American’s outstanding common shares.
(3)	Pursuant to Rule 415(a)(6) under the Act, the securities being registered hereunder represent all of the unsold securities under the Prior Registration Statement. In connection with the Prior Registration Statement, the registrant paid a filing fee of $888.95 with respect to such unsold securities. The filing fee paid in connection with the Prior Registration Statement shall continue to apply to the unsold securities and no additional filing fee in respect of such unsold securities is due hereunder.

PROSPECTUS

THE FIRST AMERICAN CORPORATION

DIVIDEND REINVESTMENT & DIRECT PURCHASE PLAN

370,373 Common Shares, $1.00 par value

CUSIP 318522 30 7

This prospectus describes The First American Corporation Dividend Reinvestment and Direct Purchase Plan, a direct stock purchase plan designed to provide investors with a convenient method to purchase common shares of The First American Corporation and to reinvest cash dividends in the purchase of additional shares.

Our common shares are traded on the New York Stock Exchange under the symbol “FAF.”

The Administrator of the Plan may buy First American common shares in the open market or directly from us. If the Administrator buys common shares in the open market, the price of such shares will be the weighted average price of all common shares purchased for the relevant investment date. If the Administrator buys common shares from us, the price of such shares will be the average of the high and low sales prices of our common shares for the relevant investment date as reported on the New York Stock Exchange Consolidated Tape.

Please read this prospectus carefully and keep it and all account statements for future reference. If you have any questions about the Plan, please call Wells Fargo Shareowner Services, the Plan Administrator, toll-free at 1-800-468-9716. Customer service representatives are available between the hours of 7:00 a.m. and 7:00 p.m., Central Standard Time, Monday through Friday.

Investing in our common shares involves risks. See “Risk Factors” beginning on page 2 of this prospectus and in our periodic filings made with the Securities and Exchange Commission for a discussion of certain risks that you should consider before investing in our common shares.

NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON SHARES OF FIRST AMERICAN IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. TO THE EXTENT REQUIRED BY APPLICABLE LAW IN CERTAIN JURISDICTIONS, COMMON SHARES OFFERED UNDER THE PLAN TO PERSONS WHO ARE NOT RECORD HOLDERS OF FIRST AMERICAN COMMON SHARES ARE OFFERED ONLY THROUGH A REGISTERED BROKER/DEALER IN THOSE JURISDICTIONS.

This prospectus is dated November 28, 2008.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read the entire registration statement and this prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

You should rely only on information provided in the registration statement, this prospectus and the information incorporated by reference. We have not authorized any person to disseminate any information or to make any representations or to provide you with any information that differs from the foregoing, and, if given or made, such information or representations must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any circumstances in which such offer or solicitation is unlawful. The information contained in this prospectus or incorporated by reference may only be accurate as of the date of the release of such information. Our affairs or business may have changed since the date of release of such information.

Unless the context requires otherwise, whenever a reference is made in this prospectus to (1) the “company”, “First American” or to “us,” “we” or “our,” such reference is to The First American Corporation only and not its subsidiaries and (2) the “SEC,” such reference is to the Securities and Exchange Commission.

SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other offering materials filed by us with the SEC and the documents incorporated herein and therein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These and other forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” and other similar words and phrases. In particular, these may include statements relating to future financial performance, business strategy, projected plans and objectives of First American. These forward-looking statements are based on our management’s estimates and assumptions and take into account only the information available at the time the forward-looking statements are made.

Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; continuing disruption in the credit markets; the performance of the real estate markets; limitations on access to public records and other data; general volatility in the capital markets; changes in applicable government regulations; heightened scrutiny by legislators and regulators of the title insurance business and certain other regulated businesses; consolidation among significant customers and competitors; changes in the ability to integrate acquired businesses; systems interruptions and intrusions; the inability to realize the benefits of the offshore strategy;

product migration; the inability to consummate the proposed separation of the financial services and information solutions businesses pursuant to a spin-off transaction; the inability to recognize the benefits of such spin-off transaction; and other factors described in Part I, Item 1A of the company’s Annual Report on Form 10-K for the year ended December 31, 2007, as updated in Part II, Item 1A of the company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008, in Part II, Item 1A of the company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008 and in Part II, Item 1A of the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2008, in each case as filed with the SEC. The forward looking statements speak only as of the date they are made. Except as required by law, the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

RISK FACTORS

Investing in our common shares involves risk. Please see the risk factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K, as updated by the risk factors set forth in Part II, Item 1A of our Quarterly Reports, if any, filed subsequent to the date of our most recent Annual Report on Form 10-K, which are incorporated by reference in this prospectus. You should carefully consider these risk factors, as well as the other information contained elsewhere in this prospectus and the information incorporated by reference before making an investment decision. We face risks other than those described in the aforementioned reports, including those that are unknown to us and others of which we may be aware but, at present, consider immaterial. Because of those risk factors, as well as other variables affecting our operating results, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The SEC may charge a fee for making copies. You may call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room, and on the availability of other Public Reference Rooms. Our filings with the SEC are also available to the public on the Internet through the SEC’s EDGAR database. You may access the EDGAR database at the SEC’s web site at www.sec.gov.

We also post our SEC filings on our website at www.firstam.com. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

It is important for you to analyze the information in this prospectus, the registration statement and the exhibits to the registration statement, and additional information described under the heading “Documents Incorporated by Reference” below before you make your investment decision.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain information in documents we file with it, which means that we can disclose important information to you in this prospectus by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus, information filed subsequently that is incorporated by reference and information in any prospectus supplement. These documents contain important business and financial information about our company, including information concerning its financial performance, and we urge you to read them. We incorporate by reference into this prospectus all of the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended by Form 10-K/A;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, respectively;

•

our Current Reports on Form 8-K filed January 15, 2008, March 10, 2008, March 14, 2008, April 14, 2008, July 10, 2008, August 4, 2008, September 9, 2008, September 18, 2008, October 14, 2008, October 16, 2008, November 21, 2008 and November 28, 2008; and

•	the description of our common shares, $1.00 par value, contained in our registration statement on Form 8-A, dated November 19, 1993, which registers the shares under Section 12(b) of the Exchange Act.

We also incorporate into this prospectus all of our filings with the SEC made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that we file after the filing of this prospectus but prior to the termination of any offering of common shares made by this prospectus. Information in this prospectus and incorporated by reference is only current as of the date it is made. Information in documents that we subsequently file with the SEC will automatically update and supersede any previously disclosed information. However, any documents or portions thereof or any exhibits thereto that we furnish to, but do not file with the SEC shall not be incorporated or deemed to be incorporated by reference into this prospectus.

We will furnish to you without charge, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests should be addressed to:

The First American Corporation

Kenneth DeGiorgio

1 First American Way

Santa Ana, California 92707-5913

(714) 250-3000

OUR COMPANY

The First American Corporation is a holding company, which, through its subsidiaries, is engaged in the business of providing business information and related products and services. The First American Corporation was founded in 1894 as Orange County Title Company, succeeding to the business of two title abstract companies founded in 1889 and operating in Orange County, California. In 1924, we began issuing title insurance policies. In 1986, we began a diversification program which involved the acquisition and development of business information companies closely related to the real estate transfer and closing process. Twelve years later, The First American Corporation expanded its diversification program to include business information products and services outside of the real estate transfer and closing process. We currently have five reporting segments that fall within two primary business groups, financial services, which includes our title insurance and services segment and our specialty insurance segment, and information technology, which includes our information and outsourcing solutions, data and analytic solutions and risk mitigation and business solutions segments. The First American Corporation is a California corporation with executive offices located at 1 First American Way, Santa Ana, California 92707-5913. Our telephone number is (714) 250-3000.

DIVIDEND REINVESTMENT & DIRECT PURCHASE PLAN

1. What is the Plan?

The Plan is a convenient, low cost purchase plan available for existing and new investors to increase their holdings in the company’s common shares. Participants in the Plan may elect to have dividends reinvest automatically at no cost or buy additional common shares of First American at any time through an optional cash investment of $50 to $5,000 per quarter. Participation in the Plan is entirely voluntary and we give no advice regarding your decision to join the Plan.

PURPOSE

2. What is the purpose of the Plan?

The purpose of the Plan is to promote long-term stock ownership among existing and new investors in the company by providing a convenient method to purchase First American common shares and reinvest cash dividends paid on such shares.

Participation in the Plan is voluntary, and we give no advice regarding your decision to join the Plan. If you decide to participate, an enrollment form and reply envelope are enclosed for your convenience. In addition, enrollment forms are also available, and may be completed, online. You can access these services through Wells Fargo Shareowner Services’ website, www.shareowneronline.com.

ADMINISTRATION

3. Who administers the Plan?

The Plan is administered by Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., which serves as the company’s stock transfer agent, registrar and dividend disbursing agent. As Administrator, Wells Fargo Shareowner Services keeps records, sends statements and performs other duties relating to the Plan.

The Administrator is authorized to choose a broker/dealer, including an affiliated broker/dealer, at its sole discretion to facilitate purchases and sales of First American common shares by Plan participants. The Administrator will furnish the name of the registered broker/dealer, including any affiliated broker/dealer, utilized in share transactions within a reasonable time upon written request from the participant.

4. How do I contact the Plan Administrator?

Written Inquiries:	Wells Fargo Shareowner Services P.O. Box 64856 St. Paul, MN 55164-0856

Certified/Overnight Mail:	Wells Fargo Shareowner Services 161 N. Concord Exchange South St. Paul, MN 55075-1139

Telephone Inquiries:	1-800-468-9716 651-450-4064 (outside the United States) 651-450-4114 (TDD for the hearing impaired)

Fax:	651-450-4085

Internet:	General Inquiries: www.wellsfargo.com/shareownerservices Account Information: www.shareowneronline.com

When communicating with the Administrator, you should have available your account number and taxpayer identification number.

5. What kind of reports will be sent to participants in the Plan?

As a participant, you will receive a statement for any account activity. You should retain these statements in order to establish the cost basis of shares purchased under the Plan for income tax and other purposes. In addition, each participant will receive all communications sent to all other shareholders, such as annual reports and proxy statements.

ELIGIBILITY AND ENROLLMENT

6. How does a First American shareholder participate in the Plan?

If you are already a First American shareholder with certificated shares registered in your name, you may enroll in the Plan simply by completing and returning an Account Authorization Form. You may also enroll online at www.shareowneronline.com.

7. I’m not currently a shareholder. Can I participate in the Plan?

Yes. If you currently hold no First American common shares, you may enroll in the Plan by completing and returning an Account Authorization Form and either making an initial investment of at least $250.00 or authorizing automatic monthly deductions of at least $50.00 from a qualified bank account. You may also enroll online at www.shareowneronline.com.

Regulations in certain countries may limit or prohibit participation in this type of Plan. Accordingly, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

8. I already own First American common shares, but they are held by my bank or broker and registered in “street name.” How can I participate?

If you currently own First American common shares but they are held at a bank or broker in its name (“street name”) you may participate in the Plan without making an initial investment into the Plan by instructing your agent to convert your First American common shares to certificate form, registered in your name. Once the shares are in your name, you may request that the Administrator send you an enrollment package for existing First American shareholders.

As a Plan participant you may, if you wish, send your share certificates to the Administrator for safekeeping, but doing this is not mandatory. In order to sell certificated shares through the Plan, however, it is necessary for you to deposit the shares with the Administrator (see Questions 22 and 25 below).

9. Are there fees associated with enrollment?

There is no enrollment fee for existing holders of First American common shares. In all other cases, there is a one-time $10.00 enrollment fee. If you are not making an initial cash investment because you have signed up for automatic monthly deductions of at least $50.00, you will need to include a $10.00 check made payable to “Wells Fargo Shareowner Services” with your Account Authorization Form. If your Account Authorization Form is accompanied by an initial cash investment, the enrollment fee will be deducted from your initial investment (see Question 33 below).

OPTIONAL CASH INVESTMENTS

10. What are the minimum and maximum amounts for optional cash investments?

Additional investments may be made in amounts of at least $50.00 subject to a maximum of $5,000.00 during any quarter, including your initial investment, if any.

You are under no obligation to make additional cash investments. Funds awaiting purchase do not earn interest. During the period that an optional cash investment is pending, the collected funds in the possession of the Administrator may be invested in certain Permitted Investments. For purposes of this Plan, “Permitted Investments” shall mean any money market mutual funds registered under the Investment Company Act (including those of an affiliate of the Administrator or for which the Administrator or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States of America; or (ii) obligations fully guaranteed by the United States of America. The risk of any loss from such Permitted Investments shall be the responsibility of the Administrator. Investment income from such Permitted Investments shall be retained by the Administrator.

11. How do I make an optional cash investment?

You may send a check, payable in U.S. dollars and drawn on a U.S. bank, to “Wells Fargo Shareowner Services”. Cash, money orders and third party checks are not allowed. Checks must be accompanied by the appropriate section of your account statement and mailed to: Wells Fargo Shareowner Services (see Question 4).

12. Can I have optional cash investments automatically deducted from my bank account?

Yes. You can authorize monthly automatic deductions from an account at a financial institution that is a member of the National Automated Clearing House Association. The minimum amount for monthly deductions is $50.00.

•	To initiate this service, you must send a completed Account Authorization Form to the Administrator.

•	You may also enroll online at www.shareowneronline.com.

•	To change any aspect of the instruction, you must send a revised Account Authorization Form to the Administrator. You may also make changes online at www.shareowneronline.com.

•	To terminate the deductions, you must notify the Administrator in writing.

Initial set-up, changes and terminations to the automatic deduction instructions of a participant must be received by the Administrator at least 15 business days prior to the investment date. Once automatic deductions begin, funds will be deducted from your designated account on the 15th of each month, or the next business day if the 15th is not a business day, and invested within five business days.

13. Will I be charged fees for optional cash investments?

No.

14. How are payments with “insufficient funds” handled?

If the Administrator does not receive credit for a cash payment because of insufficient funds or incorrect draft information, the requested purchase will be deemed void, and the Administrator will immediately remove from your account any shares purchased upon the prior credit of such funds. The Administrator will sell such shares to satisfy any uncollected amounts and insufficient funds fee of $25.00.

PURCHASE OF COMMON SHARES

15. What is the source of First American common shares purchased through the Plan?

At First American’s discretion, share purchases will be made by the Plan’s purchasing agent either in the open market, in privately negotiated transactions or directly from First American. Share purchases in the open market may be made on any stock exchange where First American common shares are traded or by negotiated transactions on such terms as the purchasing agent may reasonably determine. Neither First American nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased by the purchasing agent.

We may also, without prior notice to participants, change our determination as to whether shares of our common shares will be purchased by the Plan Administrator directly from us or in the open market or in privately negotiated transactions.

Share purchases in the open market may be made on any stock exchange where our common shares are traded or in any privately negotiated transaction on such terms as Wells Fargo may reasonably determine. Neither First American nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased by Wells Fargo. No one, other than Wells Fargo, may select the broker or dealer through or from whom purchases are to be made.

16. When will shares be purchased?

Initial and optional investment purchases will be made within five business days following collection of the funds by the Administrator. No interest will be paid on amounts held by the Administrator pending investment. The Administrator may commingle each participant’s funds with those of other participants for the purpose of executing purchases.

17. What is the price of shares purchased under the Plan?

The price per share paid by each participant for shares purchased in the open market will be the weighted average price incurred to purchase all shares acquired on that date. Shares purchased from First American will be purchased and credited to a participant’s account at the average of the high and low sales prices of First American common shares as reported on the New York Stock Exchange Composite Tape on the date of purchase. No brokerage commissions will be incurred for shares purchased under the Plan.

Your account will be credited with the number of Plan shares purchased for you, in full and fractional shares, computed to three decimal places.

CASH DIVIDENDS

18. Must my dividends be reinvested automatically?

No. You may choose to reinvest dividends or you may choose to receive cash dividends. No commission will be charged in connection with the reinvestment of dividends.

As an option, you can choose to receive cash dividends on your certificated, Direct Registration shares or on the shares held for you in the Plan. Should you elect to receive any cash dividends, the Administrator can deposit those dividends directly into a qualified bank account for you. To authorize direct deposit of dividends, contact the Administrator (see Question 4).

You may change your reinvestment option at any time by going online (see Question 31), calling (see Question 32) or sending written notice to the Administrator. Notices received on or before a dividend record date will be effective for that dividend. Notices received after a dividend record date will not be effective until after that dividend has been paid.

19. When will my dividends be reinvested and at what price?

The reinvestment of your dividends will be processed within five business days following the dividend payment date. The price of shares purchased will be as described in Question 17, above.

The payment of dividends is at the discretion of First American’s Board of Directors and will depend upon future earnings, the financial condition of First American and other factors. The Board may change the amount and timing of dividends at any time without prior notice.

STOCK SPLITS AND STOCK DIVIDENDS

20. How would a stock split or stock dividend affect my account?

Any shares resulting from a stock split or stock dividend paid on shares held in your Plan account or held by you in certificate, Direct Registration form will be credited to your Plan account balance. If you send a notice of termination or a request to sell to the Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to your account. Of course, you may request a certificate at any time for any or all of your whole shares (see Question 28 below).

VOTING

21. How do I vote my Plan shares at shareholder meetings?

As a Plan participant, you will be sent a proxy statement in connection with each meeting of the company’s shareholders, together with a proxy card representing the whole shares held by the Administrator in your Plan account. This proxy card, when duly signed and returned, will be voted as you indicate. If the proxy card is not returned or if it is returned unsigned, the shares will not be voted.

SALE OF SHARES

22. How do I sell my Plan shares?

You may sell any number of whole shares held in your account by completing the appropriate section of your account statement and returning it to the Administrator. If the market value of the

Plan shares is equal to or less than $25,000 and you have authorized telephone transactions for your account, you may sell shares by telephoning the Administrator toll free at 1-800-468-9716. Requests for sales or terminations will generally be executed as soon as practicable provided there is sufficient volume and the request is received on a business day when the relevant securities market is open. You may also sell online at www.shareowneronline.com.

Proceeds from the sale, less a per transaction fee of $10.00 plus a brokerage commission of $0.07 per share, will be deducted from the proceeds of any shares, including fractional shares, sold through the Plan. If you choose, you may have the net proceeds, less a per transaction fee of $5.00, directly deposited to your qualified bank account.

If submitting a request to sell all or a portion of your shares, and you are requesting net proceeds to be automatically deposited to a bank checking or savings account, you must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If you are unable to provide a voided check or deposit slip, your written request must have your signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be honored and a check for the net proceeds will be issued.

Please note that shares that you hold in certificate form must first be deposited into your Plan account before they can be sold (see Questions 24 and 25 below).

Selling participants should be aware that the share price of First American common shares may fall or rise during the period between a request for sale, its receipt by the Administrator, and the ultimate sale in the open market. You should evaluate these possibilities while deciding whether and when to sell any shares through the Plan. The price risk will be borne solely by you.

The Administrator will make every effort to process your sale order on the next business day following receipt of your properly completed request (sale requests involving multiple transactions may experience a delay). The Administrator will not be liable for any claim arising out of failure to sell stock on a certain date or at a specific price. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.

Alternatively, you may choose to sell your shares through a broker of your choice by requesting a certificate representing such shares and depositing such certificate with your broker.

23. Is there a minimum number of shares that I must maintain in my account to keep it active?

No.

CUSTODIAL SERVICE

24. How does the custodial service work?

All First American common shares that are purchased through the Plan will be held by the Administrator in an account registered in your name. A Plan participant who holds First American common share certificates may also, at any time, deposit those certificates for safekeeping with the Administrator, and the shares represented by the deposited certificates will be included in the participant’s Plan account balance.

25. How do I deposit my First American stock certificates with the Administrator?

To deposit shares into the Plan, you should send your certificates, by mailing them registered and insured for at least 2% of the current market value, to the Administrator (see Question 4), with written instructions to deposit the shares represented by the certificates in your Plan account. The certificates should not be endorsed and the assignment section should not be completed.

26. Are there any charges associated with this custodial service?

No. There is no cost to you for having the Administrator hold the shares you purchased through the Plan, or for depositing stock certificates into your Plan account balance.

ISSUANCE OF STOCK CERTIFICATES

27. Will stock certificates be issued for shares acquired through the Plan?

No. Stock certificates will not be issued for shares acquired through the Plan unless a specific request is made to the Administrator. The absence of stock certificates eliminates the risk of certificate loss, theft or destruction.

28. How do I request a stock certificate?

Certificates for full shares held in the Plan may be obtained, without charge, by writing to the Administrator and requesting the issuance of shares in certificate form.

GIFTS AND TRANSFERS OF SHARES

29. Can I transfer shares that I hold in the Plan to someone else?

You may transfer shares held in the Plan to new or existing shareholders. If your transferee is not a current Plan participant, your transferee will be enrolled as your current participation is in the Plan.

If you request to transfer all shares in your Plan account between a dividend record date and payment date, your transfer request will be processed; however, your Plan account will not be terminated. You may receive additional dividend reinvestment shares which will require you to submit a written request to transfer the additional shares.

30. Can I transfer shares that I hold in the Plan to a minor?

Yes. You can transfer shares to a minor. You will need to provide the name of the adult custodian who will be listed on the account. Once the minor has reached the age of majority the custodian’s name can be removed. Additionally, gifts to minors are irrevocable. Shares may not be transferred from a custodial account to other custodial accounts or individuals until the minor has reached the age of majority and provides the Administrator with proper transfer instructions and proof of age.

INTERNET AND TELEPHONE PRIVILEGES

31. Does the Plan allow me to perform transactions via the Internet?

Yes. You may access your account information and perform transactions on the Internet. For shareholders of record, to activate your account, you will need your 10-digit account number (which is listed on your account statement), your Social Security number, your email address, and the company name you own stock in.

Instructions on creating an account or accessing your account online are as follows:

•

New investors: Go to www.shareowneronline.com and click “Purchase Shares from a Direct Purchase Plan.” Next, simply follow the instructions found on the “First Time Visitor New Investor Select A Company” page.

•	Current shareholders: Go to www.shareowneronline.com and click “First Time Visitor Sign On.” Next, simply follow the instructions found on the “First Time Visitor New Member Registration” page.

Once you have successfully signed up, you will receive an e-mail notifying you that your account information is available, usually the next business day. If you are a current shareholder, you will also receive a written confirmation in the mail.

Once you have activated your account online, you can also perform the following transactions online:

•	enroll in the Plan or change your dividend reinvestment option (for example, from full to partial reinvestment);

•	authorize, change the amount of or stop automatic monthly withdrawals;

•

sell some or all of the common shares credited to your account under the Plan if the then current market value of the common shares to be sold is $25,000 or less (if the market value of the common shares to be sold is greater than $25,000, the request must be submitted to the Plan Administrator in writing); or

•	terminate your participation in the Plan.

Certain restrictions may apply. If you have any questions concerning your Internet privileges, please contact the Administrator.

32. Does the Plan allow me to perform transactions via telephone?

Yes. If you have established automated privileges for your account, you can perform the following transactions by calling the Plan Administrator:

•

sell some or all of the common shares credited to your account under the Plan if the then current market value of the common shares to be sold is $25,000 or less (if the market value of the common shares to be sold is greater than $25,000, the request must be submitted to the Plan Administrator in writing);

•	change your dividend reinvestment option (for example, from full to partial reinvestment);

•	change the amount of, or stop, automatic monthly withdrawals;

•

request a certificate for some or all of the whole common shares credited to your account under the Plan, but only if the then current market value of the common shares for which a certificate is to be issued is $50,000 or less (if the market value of the common shares for which a certificate is to be issued is greater than $50,000, the request must be submitted to the Plan Administrator in writing); or

•	terminate your participation in the Plan.

To establish automated privileges, please contact the Plan Administrator and request an Automated Request Authorization form.

SERVICE FEES

33. What are the fees associated with participation in the Plan?

Participation in the Plan is subject to the payment of certain fees as outlined below:

One-Time Enrollment Fee (1)	$10.00
Sales Transaction Fee (2)	$10.00
Direct Deposit of Net Sale Proceeds	$5.00
Fee for returned check or rejected automatic deductions	$25.00
Duplicate Prior Year Statement	$15.00

(1)	Only applies to new shareholders.
(2)	Plus a $0.07 per share trading fee.

WITHDRAWAL FROM THE PLAN

34. How do I close my Plan account?

You may terminate your participation in the Plan either by giving written notice to the Administrator or by completing the appropriate section of your account statement and returning it to the Administrator. Upon termination, you should specify whether to (1) convert all your Plan shares to Direct Registration or issue certificate(s) for all full Plan shares and sell the remaining fraction, (2) sell all of your Plan shares, or (3) convert a specified number of Plan shares to Direct Registration or issue physical certificate(s) for a specified number of shares and sell the remaining shares. Participants will receive a check or direct deposit less any brokerage commission and service fees in the amount of any fractional or shares sold. If no election is made in the request for termination, Plan shares will be converted to Direct Registration for the number of Plan shares and a check issued for net proceeds of the fractional share.

Any certificates issued upon termination will be issued in the name or names in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than the name or names on your Plan account, your signature (and that of any co-owner) on the instructions or stock power must be “Medallion Guaranteed” by a financial institution participating in the Medallion Guarantee program. No certificate will be issued for fractional shares.

The Administrator will process notices of termination and send proceeds to you as soon as practicable, without interest. If a notice of termination is received within three business days of a record date, but before the related dividend payment date, the termination will be processed as soon as practicable following the payment date. Thereafter, cash dividends will be paid out to the shareholder and not reinvested in First American common shares.

If you are an active participant in the Automatic Deduction Service and request that all shares be sold, be aware that you may have a purchase pending that will result in more shares being placed in your account after the original sale request has been completed. This will therefore not terminate your account and require you to submit another written request to terminate.

If your request to terminate participation in the Plan is received on or after a dividend record date, but before the dividend payment date, your termination will be processed as soon as practicable, and a separate dividend check will be mailed to you. Future dividends will be paid in cash, unless you rejoin the Plan.

AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN

35. Can the Plan be amended, modified, suspended or terminated?

First American reserves the right to amend, modify, suspend or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan by First American, certificates for whole shares held in a participant’s account under the Plan will be issued and a cash payment will be made for any fractional shares.

Your participation in the Plan may be terminated if you do not have at least one full share registered in your name or in your Plan account.

TAX MATTERS

36. What are the U.S. federal income tax consequences of participating in the Plan?

Cash dividends reinvested under the Plan will be taxable for U.S. federal income tax purposes as having been received by a participant even though the participant has not actually received them in cash. Each participant will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income.

A participant will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares to the Plan or the withdrawal of whole shares from the Plan. Participants will, however, generally realize gain or loss upon the receipt of cash for fractional shares held in the Plan. Gain or loss will also be realized by the participant when whole shares are sold, either by the purchasing agent pursuant to the participant’s request or by the participant after termination from the Plan. The amount of gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share sold and the participant’s tax basis therefor. In order to determine the tax basis for shares or any fraction of a share credited to a participant’s account, each participant should retain all account statements and transaction confirmations.

Plan participants who are not United States persons for U.S. federal income tax purposes generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with Internal Revenue Service regulations. In addition, dividends paid on shares in Plan accounts are subject to the “backup withholding” provisions of the Internal Revenue Code. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for investment in additional First American common shares.

The foregoing does not purport to be a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan and does not constitute tax advice. The summary does not reflect every possible outcome that could result from participation in the Plan, and does not consider any possible tax consequences under various state, local, foreign or other tax laws. Each participant is urged to consult his or her own tax advisor regarding the tax consequences applicable to his or her particular situation before participating in the Plan or disposing of shares purchased under the Plan.

LIMITATION OF LIABILITY

37. What are the responsibilities of First American and the Administrator under the Plan?

IF YOU CHOOSE TO PARTICIPATE IN THE PLAN, YOU SHOULD RECOGNIZE THAT NEITHER FIRST AMERICAN NOR THE ADMINISTRATOR CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES THAT YOU PURCHASE UNDER THE PLAN.

Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by the Board of Directors of First American in its discretion, depending upon future earnings, the financial condition of First American and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

In administering the Plan, neither First American, the Administrator nor the purchasing agent is liable for any good faith act or omission to act, including but not limited to any claim of liability (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares are purchased or sold, or (iii) as to the value of the shares acquired for participants.

The Administrator is acting solely as an agent of First American and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan.

The Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Administrator or First American.

In the absence of negligence or willful misconduct on its part, the Administrator, whether acting directly or through agents or attorneys shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

USE OF PROCEEDS

First American will receive proceeds from the purchase of First American common shares through the Plan only to the extent that such purchases are made directly from First American, and not from open market purchases or privately negotiated transactions by the Administrator. Any proceeds received by First American will be used for general corporate purposes. General corporate purposes may include but are not limited to working capital, capital expenditures, stock repurchases and acquisitions. We may invest funds not required immediately for such purposes in short-term, interest-bearing and other investment grade securities or add such funds to our general funds.

PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator purchases shares of our common shares in open market transactions or privately negotiated transactions, we will sell directly to the Plan Administrator the common shares acquired under the Plan. We may sell common stock to owners of shares (including brokers or dealers) who, in connection with any resales of those shares, may be deemed underwriters. The shares, including shares acquired pursuant to request forms, may be resold in market transactions on any national securities exchange on which shares of our common shares trade or in privately negotiated transactions. Our common shares currently are listed on the NYSE.

We may sell shares of our common shares through the Plan to persons who, in connection with the resale of the shares, may be considered underwriters. In connection with these types of transactions, compliance with Regulation M under the Exchange Act would be required. We will not give any person any rights or privileges other than those that the person would be entitled to as a participant under the Plan. We will not enter into any agreement with any person regarding the person’s purchase, resale or distribution of shares. Under some circumstances, we may, however, approve requests for optional cash investments in excess of the allowable maximum limitations pursuant to request forms.

Subject to the availability of our common shares registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends and optional cash investments. You will have to pay any fees payable in connection with your voluntary sale of shares from your Plan account and/or withdrawal from the Plan.

LEGAL MATTERS

The validity of the common shares offered hereby has been passed upon for us by Gibson, Dunn & Crutcher LLP.

EXPERTS

The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference to The First American Corporation’s Current Report on Form 8-K dated November 28, 2008 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of The First American Corporation for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DIRECT REGISTRATION

First American is a participant in the Direct Registration System. Direct Registration is a method of recording shares of stock in book-entry form. Book-entry means that your shares are registered in your name on the books of the company without the need for physical certificates and are held separately from any Plan shares you may own. Shares held in Direct Registration have all the traditional rights and privileges as shares held in certificate from. With Direct Registration you can:

•	eliminate the risk and cost of storing certificates in a secure place;

•	eliminate the cost associated with replacing lost, stolen, or destroyed certificates; and

•	move shares electronically to your broker.

Any future share transactions will be issued through Direct Registration rather than physical certificates unless otherwise requested. You may convert any stock certificate(s) you are currently holding into Direct Registration. To do so, send the stock certificate(s) to Wells Fargo Shareowner Services with a request to deposit them to your Direct Registration account (see Question 4). There is no cost to you for this custodial service and by doing so you will be relieved of the responsibility for loss or theft of your certificate(s). Your certificate(s) should not be endorsed, and we recommend sending your certificate registered insured mail for 2% of the current market value.

You may choose to have a portion or all of your full Direct Registration or Plan shares delivered directly to your broker by contacting your broker/dealer. When using your broker to facilitate a share movement, provide them with a copy of your Direct Registration account statement.

THE FIRST AMERICAN CORPORATION

DIVIDEND REINVESTMENT & DIRECT PURCHASE PLAN

370,373 Common Shares, $1.00 par value

PROSPECTUS

We have not authorized anyone to give you any information that differs from the information in this prospectus. If you receive any different information, you should not rely on it.

The delivery of this prospectus shall not, under any circumstances, create an implication that The First American Corporation is operating under the same conditions that it was operating under on the date of this prospectus. Do not assume that the information contained in this prospectus is correct at any time past the date indicated.

This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities to which it relates.

This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities to which it relates in any circumstances in which such offer or solicitation is unlawful.

This prospectus is dated November 28, 2008

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is a table of the registration fee for the Securities and Exchange Commission and estimates of all other expenses to be incurred in connection with the issuance and distribution of the securities described in this Registration Statement:

Printing expenses	$10,000
Legal fees and expenses	$20,000
Accounting fees and expenses	$20,000
Miscellaneous	$5,000
Total	$55,000

Item 15.	Indemnification of Directors and Officers.

Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

The California indemnification statute, as provided in Section 317 of the California Corporations Code (noted above), is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its Bylaws or by agreement, to the extent authorized in the corporation’s articles.

The Restated Articles of Incorporation of First American provide that: “The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.” The effect of this provision is to exculpate directors from any liability to First American, or anyone claiming on First American’s behalf, for breaches of the directors’ duty of care. However, the provision does not eliminate or limit the liability of a director for actions taken in his capacity as an officer. In addition, the provision applies only to monetary damages and is not intended to impair the rights of parties suing on behalf of First American to seek equitable remedies (such as actions to enjoin or rescind a transaction involving a breach of the directors’ duty of care or loyalty).

The Bylaws of First American provide that, subject to certain qualifications, “(i) The corporation shall indemnify its Officers and Directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the corporation is required to advance expenses to its Officers and Directors as incurred, including expenses relating to obtaining a determination that such Officers and Directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an Officer or Director may bring suit against the corporation if a claim for indemnification is not timely paid; (iv) the corporation may not retroactively amend this Section 1 in a way which is adverse to its Officers and Directors; (v) the provisions of subsections (i) through (iv) above shall apply to all past and present Officers and Directors of the corporation.” “Officer” includes the following officers of First American: Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Chief Financial Officer, Treasurer, Assistant Treasurer and such other officers as the board shall designate from time to time. “Director” of First American means any person appointed to serve on First American’s board of directors either by its shareholders or by the remaining board members.

Each of First American’s 1996 Stock Option Plan, 1997 Directors’ Stock Plan, 2003 Title Agent Stock Purchase Plan, 401(k) Savings Plan, Pension Plan, Pension Restoration Plan and Employee Profit Sharing and Stock Ownership Plan (for purposes of this paragraph only, each individually, the “Plan”) provides that, subject to certain conditions, First American may, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the committee charged with administering the Plan, and any other employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys’ fees, and any liability, including any amounts paid in settlement with First American’s approval, arising from the individual’s action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person.

First American’s Deferred Compensation Plan (for purposes of this paragraph only, the “Plan”) provides that, “To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.”

Each of First American’s Management Supplemental Benefit Plan and Executive Supplemental Benefit Plan (for purposes of this paragraph only, each individually, the “Plan”) provides that, subject to certain conditions, First American may, through the purchase of insurance or otherwise, indemnify and hold harmless, to the extent permitted by law, the members of the Board of Directors and any other employees to whom any responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys’ fees) incurred by such parties in performing their duties and responsibilities under the Plan, provided that such party or parties were not guilty of willful misconduct.

First American’s 2006 Incentive Compensation Plan (for purposes of this paragraph only, the “Plan”) provides that, subject to certain conditions, each member of the Board, each member of the committee designated to administer the Plan, and any officer to whom any responsibility with respect to the Plan is delegated, shall be indemnified and held harmless by First American against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from the individual’s action or failure to act under the Plan, unless the same is a result of the individual’s own willful misconduct or except as provided by statute.

First American has a policy of liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16.	Exhibits.

No.	Description
4.1	Restated Articles of Incorporation of The First American Financial Corporation dated July 14, 1998 (incorporated by reference herein from Exhibit 3.1 of Amendment No. 1, dated July 28, 1998, to the Company’s Registration Statement No. 333-53681 on Form S-4).

4.2	Certificate of Amendment of Restated Articles of Incorporation of The First American Financial Corporation dated April 23, 1999 (incorporated by reference herein from Exhibit 3 of Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

4.3	Certificate of Amendment of Restated Articles of Incorporation of The First American Financial Corporation dated May 11, 2000 (incorporated by reference herein from Exhibit 3.1 of Current Report on Form 8-K dated June 12, 2000).

4.4	Amended and Restated Bylaws of The First American Corporation (incorporated by reference herein from Exhibit 3.2 of Current Report on Form 8-K dated April 14, 2008).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in the opinion referred to in Exhibit 5.1).

24.1	Power of Attorney.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by First American pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, state of California, on November 28, 2008.

THE FIRST AMERICAN CORPORATION

By:	/s/ Parker S. Kennedy
Parker S. Kennedy
Chairman and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on November 28, 2008.

By:	/s/ Max O. Valdes
Max O. Valdes
Chief Financial Officer
(Principal Financial Officer)
(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: November 28, 2008	By:	*
Parker S. Kennedy, Chairman

Date: November 24, 2008	By:	*
Hon. George L. Argyros, Director

Date:	By:
Bruce S. Bennett, Director

Date: November 24, 2008	By:	*
J. David Chatham, Director

Date:	By:
Glenn C. Christenson, Director

Date: November 24, 2008	By:	*
Hon. William G. Davis, Director

Date:	By:
James L. Doti, Director

Date: November 28, 2008	By:	*
Lewis W. Douglas, Jr., Director

Date: November 20, 2008	By:	*
Christopher V. Greetham, Director

Date: November 28, 2008	By:	*
Thomas C. O’Brien, Director

Date:	By:
Frank E. O’Bryan, Director

Date: November 28, 2008	By:	*
Roslyn B. Payne, Director

Date: November 28, 2008	By:	*
D. Van Skilling, Director

Date:	By:
Patrick F. Stone, Director

Date:	By:
Herbert B. Tasker, Director

Date: November 28, 2008	By:	*
Virginia M. Ueberroth, Director

Date:	By:
Mary Lee Widener, Director

Date: November 28, 2008	* By:	/s/ Kenneth D. DeGiorgio
Kenneth D. DeGiorgio
Attorney-in-Fact

EXHIBIT INDEX

No.	Description
4.1	Restated Articles of Incorporation of The First American Financial Corporation dated July 14, 1998 (incorporated by reference herein from Exhibit 3.1 of Amendment No. 1, dated July 28, 1998, to the Company’s Registration Statement No. 333-53681 on Form S-4).

4.2	Certificate of Amendment of Restated Articles of Incorporation of The First American Financial Corporation dated April 23, 1999 (incorporated by reference herein from Exhibit 3 of Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

4.3	Certificate of Amendment of Restated Articles of Incorporation of The First American Financial Corporation dated May 11, 2000 (incorporated by reference herein from Exhibit 3.1 of Current Report on Form 8-K dated June 12, 2000).

4.4	Amended and Restated Bylaws of The First American Corporation (incorporated by reference herein from Exhibit 3.2 of Current Report on Form 8-K dated April 14, 2008).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in the opinion referred to in Exhibit 5.1).

24.1	Power of Attorney.